Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Lazard Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule (1)(2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (“Common Stock”)	Other	112,766,091		$3,201,993,153.95	$147.60 per $1,000,000	$472,614.19

	Total Offering Amounts					$3,201,993,153.95		$472,614.19

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fees Due							$472,614.19

(1)

Includes the shares of Common Stock of Lazard, Inc. into which all Class A common shares, par value $0.01 per share, of Lazard Ltd that are issued and outstanding (based on shares issued and outstanding as of October 31, 2023) immediately prior to the domestication will automatically be converted by operation of law upon the domestication.* Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act, based upon the average of the high and low prices of the Class A common shares of Lazard Ltd on the New York Stock Exchange on November 7, 2023 ($28.395 per share).

*

The Registrant intends to effect a domestication under Section 388 of the General Corporation Law of the State of Delaware and a discontinuance under Sections 132G and 132H of the Companies Act 1981 of Bermuda, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from Bermuda to the State of Delaware. All securities being registered will be issued by the continuing entity following the domestication, which will be named “Lazard, Inc.”